                                                                    EXHIBIT 11.1

                          DATALOGIX INTERNATIONAL INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                           YEAR ENDED JUNE 30,
                                                                                       ---------------------------
                                                                                           1996           1995
                                                                                       -------------  ------------
PRIMARY
Net income (loss)....................................................................  $  (8,032,000) $  5,330,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Weighted average number of common shares outstanding.................................     11,426,220       574,583
Weighted average stock options and warrants outstanding..............................       --             640,812
Automatic conversion feature of Series A, B, C, D, E and F redeemable convertible
  preferred stock....................................................................       --           7,039,323
Stock Options granted one year prior to initial public offering......................       --             234,141
Oracle Warrant.......................................................................       --             559,222
                                                                                       -------------  ------------
Weighted average number of common shares outstanding, as adjusted....................     11,426,220     9,048,081
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Earnings (loss) per share............................................................  $       (0.70) $       0.59
                                                                                       -------------  ------------
                                                                                       -------------  ------------
FULLY DILUTED
Net income (loss)....................................................................  $  (8,032,000) $  5,330,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Weighted average number of common shares outstanding.................................     11,435,727       574,583
Weighted average stock options and warrants outstanding..............................       --             698,216
Automatic conversion feature of Series A, B, C, D, E and F redeemable convertible
  preferred stock....................................................................       --           7,039,323
Stock Options granted one year prior to initial public offering......................       --             250,306
Oracle Warrant.......................................................................       --             578,049
                                                                                       -------------  ------------
Weighted average number of common shares outstanding, as adjusted....................     11,435,727     9,140,477
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Earnings (loss) per share............................................................  $       (0.70) $       0.58
                                                                                       -------------  ------------
                                                                                       -------------  ------------